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                                                                    EXHIBIT 6.16


WEST METRO BUSINESS CENTRE 11 LEASE AGREEMENT

THIS AGREEMENT (the "Lease") is hereby entered into as of the 22 day of April, 1999, by and between WELTON FAMILY LEUMD PARTNERSHIP ("Landlord"), whose address is c/o Welton Enterprises, Inc. 567 D'Onofrio Drive, Suite 210, P.O. Box 44580, Madison, Wisconsin 53744-4580 and DCH TECHNOLOGY, INC. ('Tenant"), whose address is 27811 Avenue Hopkins, Suite 6, Valencia, CA 91355.

ARTICLE I

GRANT AND TERM

SECTION 1.01. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, that part of the West Metro Business Centre Complex (the "Complex") located at 2120 West Greenview Drive, in the City of Middleton, Wisconsin, now or hereafter to be constructed, which consists of the area outlined on the site plan attached as an Exhibit (the 'Premises"), containing 3355 square feet. The Premises leased to Tenant do not include the land under the Complex or the roof or outer walls of the building or buildings comprising the Complex. Landlord reserves the right to place, maintain, repair and replace utility lines, pipes, tunneling and the like in, under, over, upon or through the Premises as may be reasonably necessary or advisable for the servicing of the Premises or other existing or future portions of the Complex. Landlord further reserves the air rights above the Premises and the Complex for Landlord's use, which may include, among other things, the upward expansion of the Complex. No rights or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

SECTION 1.02. LEASE TERM. The term of this Lease shall be for Three (3) Lease Years, unless terminated sooner pursuant to any of the provisions of this Lease. The term of this Lease and Tenant's obligation to pay rent and other charges due hereunder and to perform all other obligations set forth herein shall begin on the date on which Tenant occupies the Premises (the "Commencement Date"). Landlord anticipates the Commencement Date will be May 1, 1999. Landlord shall give Tenant notice when Landlord's Work is substantially complete. Tenant shall be entitled to access to the Premises immediately after the giving of Landlord's notice so that Tenant can complete Tenant's Work (as defined in Section 4.03) and prepare the Premises for opening, provided, however, that Tenant shall first obtain the policies of insurance and furnish Landlord the evidence thereof as set forth in Sections 8.01 and 8.03 hereof. Tenant shall also be responsible for all utility charges as set forth in Section 7.04 hereof immediately after Landlord gives notice hereunder. The term of this Lease shall end on the last day of the last full Lease Year (as defined in Section 1.04) unless terminated sooner pursuant to any of the provisions hereof.

SECTION 1.03.  OPTION TO EXTEND.

(a) First Option to Extend. Provided that Tenant shall not then be in default under this Lease, Tenant shall have the option (the "First Option') to extend this Lease for a period of Three (3) Lease Years beyond the lease term set forth in Section 1.02 (the "First Option Term'). The First Option shall be exercised by delivery of written notice by Tenant to Landlord not later than one hundred twenty (120) days prior to the date the Lease would otherwise expire. If written notice is not given by Tenant by the deadline set forth herein, then this lease shall terminate at the end of the lease term set forth in Section
1.02. If this Lease is extended pursuant to this Section 1.03(a), all terms,
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covenants and conditions of this Lease shall remain in full force and effect, except, however, that:

(i) the term of this Lease shall be extended for the period of the First Option Term;

(ii) Minimum Rent for the first Lease Year of the First Option Term shall be increased by three percent (3 %) of the Minimum Rent payable during the last Lease Year of the original Lease term set forth in Section 1.02, and shall be subject to annual increases thereafter as provided in Section 3.01; and

(iii) the only remaining option to extend shall be that set forth in Section 1.03(b).

(b) Second Option to Extend. Provided that Tenant shall not then be in default under this Lease, and provided that Tenant has previously and validly exercised the First Option, Tenant shall have the option (the "Second Option') to extend this Lease for an additional period of Three (3) Lease Years beyond the First Option Term (the "Second Option Term"). The Second Option shall be exercised by delivery of written notice by Tenant to Landlord given not later than one hundred twenty (120) days prior to the last day of the Sixth Lease Year. If written notice is not given by Tenant by the deadline set forth herein, then this Lease shall terminate at the end of the Lease term set forth in
Section 1.02 (or, if the First Option has been properly exercised, at the end of the First Option Term). If this Lease is extended pursuant to this Section 1.03(b), all terms, covenants and conditions of this Lease shall remain in full force and effect, except, however, that:

(i) the term of this Lease shall be extended for the period of the Second Option Term;

(ii) Minimum Rent for the first Lease Year of the Second Option Term shall be increased by three percent (3 %) of the Minimum Rent payable during the last Lease Year of the First Option Term, and shall be subject to annual increases thereafter as provided in Section 3.01; and

(iii)  there shall be no further option to extend.

SECTION 1.04. LEASE YEAR. 'Me term "Lease Year' means a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement Date if that date is the first day of a calendar month, and, if not, then on the first day of the calendar month following the Commencement Date.

SECTION 1.05. SURRENDER. On the last day of the term of this Lease, or any extension or renewal thereof, or on any sooner termination, Tenant shall surrender the Premises in the same condition as the Pren3ises existed on the Commencement Date, broom clean, reasonable wear and tear excepted, and shall surrender all keys to Landlord.

SECTION 1.06. RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times or at any time during or after an emergency to inspect the Premises or to show the Premises to prospective purchasers or tenants or to abate nuisances, to cure dangerous conditions, repair waste and to make repairs, alterations, improvements or additions to the Premises or to the building of which the Premises are a part, as Landlord may reasonably deem necessary, including those to be performed by
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Tenant, without the same constituting an eviction of Tenant in whole or in part, and rent shall not abate as a result of such entry. Landlord shall use its reasonable efforts in making any repairs, alterations, improvements or additions to the Premises or the building of which the Premises are a part to keep the disruption of Tenant's business to a minimum. Nothing herein shall impose any duty upon Landlord to do any work or perform any other act which Tenant may be required to perform under this Lease, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. During the six (6) months prior to the expiration of the term of this Lease, Landlord may place upon the Premises notice "To Let" or "For Rent." If Tenant is not present to permit entry into the Premises, Landlord may, in case of emergency, enter by master key, or may forcibly enter, without rendering
Landlord liable therefor.

ARTICLE II SECURITY DEPOSIT
2

SECTION 2.01. AMOUNT OF DEPOSIT. Tenant shall deposit with Landlord within thirty (30) days after execution of this Lease, as a security deposit, the amount of $1,400.00 (payable to Welton Family Limited Partnership). The deposit shall be held by Landlord, without liability for interest, unless required by law, as security for the full performance by Tenant of all the terms, covenants and conditions of this Lease. Landlord shall not be required to hold the deposit as a separate fund, and may commingle it with other funds.

SECTION 2.02. USE AND RETURN OF DEPOSIT. If Tenant fails to perform any of the terms, covenants and conditions of this Lease, Landlord may, at its option and without waiving any other rights, apply the entire deposit (or any part thereof) toward amounts due Landlord under this Lease. If the entire deposit, or any portion thereof, shall be applied by Landlord for the payment of amounts due to Landlord by Tenant, then Tenant shall, upon written demand of Landlord, immediately remit to Landlord a sufficient amount of cash to restore the deposit to its original amount, and Tenant's failure to do so within five (5) days after receipt of the demand shall of itself constitute a breach of this Lease. Should Tenant comply with all terms, covenants and conditions and promptly pay all rents and other sums as due, the deposit shall be returned in full to Tenant within thirty (30) days following the expiration or termination of this Lease and after the removal of Tenant and surrender of possession of the Premises to Landlord.

ARTICLE III RENT

SECTION 3.01. MINIMUM RENT. Tenant shall, for the entire term of this Lease, pay to Landlord, at such place as Landlord may from time to time in writing designate, as minimum rent (the 'Minimum Rent") the sum of Sixteen Thousand
Eight Hundred Dollars ($16,800.00) per year, in equal monthly installments of One Thousand Four Hundred Dollars ($1,400.00) each, payable in advance on the first day of each calendar month, without any setoff, counterclaim or deduction whatsoever or any prior demand. Minimum Rent for any period during the term of this Lease which is less than one (1) mouth shall be a pro rata portion of the monthly installment. Effective on the first anniversary of the commencement date, and on the anniversary of the commencement date every year thereafter, during the term of this Lease, Minimum Rent shall be increased by adding thereto an amount equal to three percent (3%) of the Minimum Rent payable for the previous twelve (12) month period.
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SECTION 3.02.  ADDITIONAL RENT. Tenant shall also pay to Landlord, at such place as Landlord may from time to time in writing designate, as additional rent (the "Additional Rent"), (i) Tenant's proportionate share of all Operating Expenses paid or accrued during each Lease Year or part thereof, and (ii) the Other Costs and Expenses due from or chargeable to Tenant under this Lease, at the times herein specified, without any setoff, counterclaim or deduction whatsoever or any prior demand.

(a) Tenant's Proportionate Share. As used herein, Tenant's proportionate share of all Operating Expenses shall be the total amount of such and Operating Expenses paid or accrued during each Lease Year or part thereof, multiplied by a fraction, the numerator of which shall be the number of square feet of the Premises set forth in Section 1.01 and the denominator of which shall be the number of square feet of Leasable Floor Area within the building comprising the entire Complex. As used herein, 'Leasable Floor Area" shall mean the entire area, measured in square feet, of all floor space within the Complex that is leased or leasable and that is either occupied, or can be readied for occupancy within sixty (60) days, and shall include floor area on all levels. No deduction shall be made for columns, stairs or interior construction, fixtures or equipment. Any changes in Leasable Floor Area shall be deemed in effect on the first day of the next succeeding month following such change. Tenants Leasable Floor Area proportionate share 10.89%.

(b)       Payment of Additional Rent.

(i) Tenant shall pay Landlord, beginning on the Commencement Date and continuing on the first day of each calendar month, an amount equal to one-twelfth (1/12) of Tenant's proportionate share of the amount budgeted by Landlord for Operating Expenses. Landlord shall, prior to the end of the first quarter of each calendar year, provide Tenant with a budget for the Operating Expenses for the ensuing calendar year. Such payments shall not bear interest, may be commingled by Landlord with other funds, and shall be used to pay when due the Operating Expenses and to create and maintain the reserves therefor as hereinafter provided. If the payments by Tenant are insufficient to pay when due the Operating Expenses or are insufficient to fund the reserves as hereinafter provided for, Tenant shall pay any deficiency on demand. If the payments by Tenant are in excess of the amounts needed, the amount of such excess shall be credited to the subsequent payments for Operating Expenses required hereunder.

(ii) Tenant shall pay Landlord, beginning on the Commencement Date and continuing on the first day of each calendar month, the full amount of Other Costs and Expenses that have come due during the preceding month.

(c) Operating Expenses. As used herein, the terms "Operating Expenses" shall include all costs and expenses of every kind and nature paid or incurred by Landlord in operating and maintaining the Common Areas of Complex. Such costs and expenses may include, without limitation, those of. maintaining, resurfacing, repairing and replacing, cleaning, lighting, snow and ice removal, line painting and landscaping of all vehicle parking areas, landscaping and other outdoor Common Areas; total compensation and benefits (including premiums for workmen's compensation and other insurance) paid to or on behalf of employees employed to operate or maintain the Complex; personal property taxes; supplies; fire protection and fire hydrant charges; water and sewer charges; utility charges not metered to the Premises; licenses and permit fees, legal and accounting fees; reasonable depreciation of equipment used in operating and maintaining the Common Areas and rent paid for leasing any such equipment; together with a charge of five percent (5) of the foregoing to cover costs of
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administration of the Complex. "Operating Expenses" shall also include increases in Real Estate Taxes over actual Real Estate Taxes for the calendar year of occupancy.

(d) Real Estate Taxes. As used herein, the term 'Real Estate Taxes" shall include all taxes, charges, and assessments, general or special of every nature and kind whatsoever, levied, assessed, imposed due or payable against the land, buildings and all other improvements within the Complex and all water and sewage charges levied, assessed, imposed, due or payable during the term of the Lease, whether such tax, charge or assessment shall be for city, county, state, federal or any political subdivision thereof, or any other purpose whatsoever, together with any costs and fees incurred by Landlord in contesting or negotiating the same. Should any governmental agency or political subdivision impose any taxes or assessments, whether or not now customary or within the contemplation of the parties hereto, either by way of substitution for taxes or assessments presently levied and assessed against the land, buildings, or any other improvements within the Complex, such taxes and assessments shall be deemed to constitute a tax or assessment for the purposes of this section. Copies of tax bills submitted by Landlord to Tenant shall be conclusive of the amount levied or assessed as Real Estate Taxes. As used herein, the term 'real estate taxes" means all taxes, charges, and assessments, general and special, of every kind and nature whatsoever levied, assessed, imposed, due or payable upon the land, buildings and all of their improvements that comprise the complex within which the Premises are located, including, without limitation, taxes or other charges assessed against any parking areas.

          1999 Budget for Common Area Maintenance 2120 West Greenview Drive
Grounds Upkeep                                 $ 2,035.00
Snow & Ice Removal                               1,570.00
Common Area Electricity (lighting)               1,105.00
Common Area Repairs & Maintenance                  900.00
Parking Lot Maintenance                            140.00
Management Fee                                     287.00

TOTAL 1999 Budget                               $6,037.00

$6,037 / 30,800 SF = $.20/SF. Tenant pays 1/12 per month = $55.92/month for calendar year 1999. Budget for Common Area Maintenance is adjusted annually in the first quarter of the new year.

ARTICLE IV

ALTERATIONS AND ADDMONS

SECTION 4.01. ALTERATIONS. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions or utility installations upon the Premises, except for minor nonstructural alterations. The term "utility installations," as used herein, shall include without limitation power panels, space heaters, fluorescent fixtures, conduits and wiring, and plumbing installation.

SECTION 4.02. LANDLORD'S WORK. Landlord shall, at its expense, perform or cause to be performed the construction work on the Premises specifically enumerated on the attached Exhibit as Landlord's Work.

SECTION 4.03. TENANT'S WORK. With the exception of the items specifically enumerated in Exhibit as Landlord's Work, Tenant shall, at Tenant's expense, perform all work and supply all installations described in Exhibit ('Tenant's
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Work') and shall fully equip the Premises with all trade fixtures, furniture, furnishings, special equipment and other items necessary for the completion of the Premises and the proper and efficient operation of Tenant's business. All materials, fixtures and furnishings installed by Tenant shall be of first class quality, new and fully paid for by Tenant and shall conform to the general design and character of the Complex. Tenant shall not undertake any of Tenant's Work or fixture, furnish or decorate the Premises without Landlord's prior written consent to plans and specifications therefor, a complete set of which shall be submitted to Landlord for review and initialing. Thereafter, no changes shall be made in Tenant's plans and specifications without the written consent of Landlord. Immediately after approval of Tenant's plans and specifications by Landlord, Tenant shall diligently complete its construction in a good and workmanlike manner as provided in accordance with all applicable federal, state and municipal regulations. Tenant shall do nothing to create any work stoppage, picketing or other labor disruption. Landlord reserves the right to approve Tenant's general contractor and subcontractors, and such approval shall not constitute a waiver of Tenant's obligations hereunder.

SECTION 4.04. CONSTRUCTION LIENS. Tenant shall pay when due, and indemnify, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Premises, which claims are or may be secured by any construction lien against the Premises or any interest therein. Tenant shall not permit any liens under the construction lien law to be filed against the Premises or any interest therein and shall immediately obtain a release from any lien so filed. Nothing in the Lease shall be construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the famishing of any materials for any alteration, addition, improvement or repair to the Premises or any other part of the Complex, nor as giving Tenant any right, power or authority to contract for or permit the rendering of services or the furnishing of materials that would give rise to the filing of a construction lien against the Premises or the Complex.

SECTION 4.05. REMOVAL OF IMPROVEMENTS. All items of Landlord's Work, all heating and air-conditioning equipment and all alterations and other improvements by Tenant shall become the property of Landlord and shall not be removed from the Premises, unless request is made by Landlord to Tenant to remove the same. All trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed upon the expiration or termination of this Lease; provided that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and that Tenant shall have fully performed all of the terms, conditions and covenants to be performed by Tenant under this Lease. If Tenant fails to remove such items from the Premises by the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its sole cost and expense, promptly remove the same and restore the Premises to their prior condition. The covenants contained in this Section shall survive the expiration or termination of this Lease.

ARTICLE V REPAIRS AND MAINTENANCE

SECTION 5.01. LANDLORD'S OBLIGATIONS. Landlord shall keep the exterior of the Complex and the foundations, roof, and structural portions of the walls of the Premises (except interior walls erected by Tenant) in good condition and repair, except for repairs required thereto by reason of the acts or omissions of
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Tenant, Tenant's employees, agents, invitees, licensees or contractors. Landlord shall also be responsible for, but not pay for, the maintenance and repair of the Common Areas (as defined in Section 6.02). As used in this section, the term "repairs' shall include replacements and other improvements as are necessary to maintain the property in good order and condition. If Landlord is required to make exterior or structural repairs by reason of Tenant's acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Tenant. In such event, such work shall be paid for in full by Tenant as Additional Rent in accordance with
Section 3.02. 'Me provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or by condemnation, in which events the obligations of Landlord shall be controlled by Articles IX and X, respectively.

SECTION 5.02. TENANT'S OBLIGATIONS. Except as provided in Section 5.01, Tenant shall keep the Premises and every part thereof and any fixtures, facilities or equipment contained therein, in good condition and repair, including, but not limited to, the heating, air-conditioning, ventilating, electrical, fighting, plumbing and sewer systems, exterior doors, window frames and all portions of the store front area, columns, nonstructural walls, and partitions, and shall make any replacements thereof and of all broken and cracked glass which may become necessary during the term of this Lease.

ARTICLE VI COMMON AREAS

SECTION 6.01. USE OF COMMON AREAS. Use by Tenant of the Premises shall include the non-exclusive use, in common with others, of the Common Areas, as defined herein, and subject to the provisions of Section 6.02.

SECTION 6.02. CONTROL OF COMMON AREAS. All parking areas, driveways, entrances, exits, loading docks, pick-up stations, sidewalks, ramps, malls, landscaped areas, exterior stairways, and other areas and improvements provided by Landlord for the common use of the tenants of the Complex, their agents, employees, and customers and all other portions of the Complex that are not leased (the 'Common Areas") shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce the rules (the 'Rules") with respect to the Common Areas, and Tenant agrees to cooperate with Landlord in enforcing the Rules. Landlord shall have the right to alter the Common Areas and to construct additions to or additional buildings in the Complex resulting in a diminution of Common Areas. Landlord shall have the right to construct and operate lighting and signs on all the Common Areas and improvements, to police the same, to change the area and location of parking areas and other common facilities, to close temporarily the parking areas or facilities to perform other acts in and to the areas and improvements as Landlord may deem advisable.

ARTICLE VII COVENANTS OF TENANT

SECTION 7.01. USE OF PREMISES. Tenant covenants and agrees that it shall use and occupy the entire Premises (and not less than one hundred percent (100%) of the Premises) solely for business office and warehouse use. Tenant's business in the Premises shall be conducted under the following trade name: DCH Technology, Inc.

SECTION 7.02. OPERATION OF BUSINESS. Tenant, as a further inducement to Landlord to enter into this Lease, covenants and agrees:
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(a)      Insurance. To neither do nor suffer anything to be done or kept in or about the Premises which contravenes Landlord's insurance policies or increases the premiums therefor;

(b) Sounds. To permit no reproduction of sound which is audible outside the Premises nor permit odors to be unreasonably dispelled from the Premises;

(c) Parking. To park Tenant's vehicles and to require all employees to park vehicles only in such places as may be designated from time to time by Landlord for the use of Tenant and its employees;

(d) Loading. To neither load, unload nor permit the loading or unloading of merchandise, equipment or other property from any doors of the Premises other than the rear doors;

(e)      Heating and Cooling. To adequately heat and cool the Premises;

(f) Hazardous Waste. To neither use, nor permit any other person to use, any portion of the Premises for the generation, storage, transportation, disposal or treatment of hazardous or toxic wastes;

(g) Compliance with Laws. To comply with all applicable ordinances, rules, regulations and requirements of all federal, state and municipal governments which relate to the Premises or the business Tenant conducts on or from the Premises; and

(h) Compliance with Rules. To comply with all reasonable rules and regulations which Landlord may from time to time establish for the use and care of the Premises, the Common Areas, and other facilities and buildings that comprise the Complex.

SECTION 7.03. SIGNS. Tenant covenants and agrees that it shall not, without the prior written consent of Landlord, paint, erect or install any signs, lettering or placards or make any additions, alterations or changes to the exterior of the Premises, or place or permit to be placed any sign, advertising material or lettering upon the interior surface of any door or show window or any point inside the Premises from which the same may be visible from outside the Premises.

SECTION 7.04. UTILITIES. Tenant covenants and agrees that it shall be solely responsible and shall pay when due all charges for utility meters, gas, electricity or any other utility used in or supplied to the Premises, beginning on the earlier of the Commencement Date or the date on which Tenant gains access to the Premises. Charges for sewer service, water service and other utilities that are not separately metered in the Premises shall be charged to Tenant as Operating Expenses. In no event shall Landlord be liable for an interruption or failure in the supply of any utilities.

SECTION 7.05. MUNICIPAL, COUNTY, STATE OR FEDERAL TAXES. Tenant covenants and agrees that it shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold interest of Tenant or any fixtures, furnishings, equipment, merchandise, improvements, alterations, stock-in-trade or other personal property of any kind owned, installed or upon the Premises.

SECTION 7.06. ENVIRONMENTAL.

(a)      Definitions.

(i) As used herein, "Environmental Laws' shall mean any federal, state and local laws including statutes, regulations, ruling, orders, administrative interpretations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or otherwise relating to the environment or Hazardous Substances (as defined herein) including, but not limited to, Chapters 144 and 162 of the Wisconsin Statutes, the Federal Toxic Substances Control Act, the federal Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource and Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Regulatory resources or state environment protection agency now or at any time hereafter in effect.

(ii) As used herein, 'Hazardous Substances" shall mean any hazardous waste or substance, asbestos or asbestos-containing material pollutant, solid, liquid, gaseous, or thermal irritant or contaminant (such as smoke, vapor, soot, fumes, acids alkalis, chemicals or waste, including materials to be recycled in the future, reconditioned or reclaimed), polychlorinated biphenyl (in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form) or urea-formaldehyde foamed-in-place insulation, all as defined or included under Environmental Laws.

(b)      Environmental Covenants. During the term of this Lease, Tenant shall:

(i)      timely comply with all applicable Environmental Laws;

(ii) provide Landlord, immediately upon receipt thereof, with copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging violation upon the Premises by Tenant of any Environmental Laws, or asserting or alleging a circumstance or condition upon the Premises which may require a financial contribution by Tenant or a cleanup, remedial action or other response by or on the part of Tenant under any Environmental Laws;

(iii) permit Landlord, in the event Landlord has reasonable cause to believe that there exists a condition or circumstance created by Tenant, its employees or invitees during the term of this Lease warranting an environmental inspection or audit, at Tenant's expense to retain an architect or engineer selected by Landlord to perform an environmental inspection and/or audit of the Premises to evaluate Tenant's compliance with Environmental Laws, and to test for Hazardous Substances on the Premises, and for risks associated with exposure to Hazardous Substances. Tenant shall permit Landlord and its employees and agents access to the Premises and the books and records of Tenant as necessary for the performance of the environmental inspection and/or audit;

(iv) at its expense, remove or contain any Hazardous Substances on the Premises that were brought onto the Premises by Tenant, its employees or invitees during the term of this Lease, or perform other corrective action as required by Landlord in its sole discretion, if at any time it is determined that such Hazardous Substances present a health hazard on the Premises or are required to be removed or contained or other corrective action is required by any Environmental Laws.

ARTICLE VIII INSURANCE AND INDEMNITIES

SECTION 8.01. INSURANCE BY TENANT. Tenant shall obtain, at Tenant's expense, beginning on the date that Tenant exercises its right of access to the Premises pursuant to Section 1.02, and shall maintain through the expiration or termination of this Lease, the following insurance coverage:

(a) Public Liability. A policy of comprehensive public liability insurance naming Landlord, Tenant and any other party designated by Landlord as the insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Premises with limits of public liability not less than $500,000 per person for death and/or bodily injury including personal injury, $1,000,000 per accident and/or occurrence, and limits of property damage liability not less than $500,000 per accident and/or occurrence. The policy shall contain a supplemental endorsement covering contractual liability voluntarily assumed by the insured under this Lease.

(b) Boiler and Machinery. A policy of boiler and machinery insurance in an amount determined by Landlord to be sufficient if any time or from time to time such equipment is located on Premises. (No boiler of any kind shall be installed on the Premises without the Landlord's prior written consent.)

(c) Unusual Hazards. If Tenant commits or permits any activity or the placing or operation of any equipment on or about the Premises creating unusual hazards, Tenant shall promptly, upon notice or demand from Landlord, procure and maintain in force, during such activity or operation, insurance sufficient to cover the risks created thereby. Landlord's demand for unusual hazard insurance shall not constitute a waiver of any right Landlord may have to demand the removal or cessation of such activity or operation.

(d) Other. All other insurance, if any, customarily maintained by businesses of like type, or required by any ordinance, law, or governmental regulation to be carried or maintained by Tenant, as may be reasonably required by Landlord or by any ordinance, law or governmental regulation.

SECTION 8.02. INSURANCE BY LANDLORD. Landlord shall obtain before the date that Tenant gains access to the Premises pursuant to Section 1.02, and shall maintain through the expiration or termination of this Lease, the following insurance coverage:

(a) Public Liability. A policy of comprehensive public liability insurance on the Common Areas with limits of public liability not less than $500,000 per person for death and/or bodily injury, including personal injury, $1,000,000 per accident and/or occurrence, and limits of property damage liability not less than $500,000 per accident or occurrence.

(b) Comprehensive. A comprehensive policy of coverage containing fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord insuring the leasehold improvements of the Complex, including the Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable replacement value thereof, with such deductibles as Landlord deems advisable. Tenant shall be solely responsible for carrying personal property insurance sufficient to cover the loss or damage to Tenant's personal property.

SECTION 8.03. INSURANCE POLICIES. Insurance required of Tenant under Section
8.01 shall be written by companies duly qualified to do business in the State of Wisconsin, with a general policyholder's rating of at least 'A" and a financial rating of at least Class XI, as rated in the latest edition of Best's Insurance Guide, and shall be satisfactory in all respects to Landlord and the holder of any mortgage against the Complex. Tenant shall deliver to the other copies of such policies or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or modification except after thirty (30) days prior written notice to Landlord. At least ten (10) days prior to the expiration of Tenant's policies, Tenant shall furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost to Tenant as Additional Rent. Tenant shall not do or permit anything to be done which will invalidate the insurance policies furnished by Tenant or Landlord pursuant to Sections 8.01 and 8.02. If Tenant does or permits anything to be done which shall increase the cost of the insurance policies furnished by Landlord, Tenant shall pay to Landlord, as Additional Rent, the amount of any such additional premiums. Landlord may from time to time require that the policy limits of any or all such insurance be increased to reflect the effects of inflation and changes in normal commercial insurance practices. If Tenant fails to comply with the requirements of this Section or Section 8.01, Landlord may obtain such insurance and maintain it in effect, and Tenant shall pay Landlord the premium cost and any other costs or expenses incurred by Landlord as Additional Rent.

SECTION 8.04. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income or other consequential damages or for damage to the inventory, fixtures, furnishings, improvements or other property of Tenant, Tenant's employees, invitees, customers, sublessees, agents, occupants, contractors, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors, occupants, invitees, customers, sublessees, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinkler, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause whatsoever, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Complex.

SECTION 8.05 INDEMNIFICATION BY TENANT. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

SECTION 8.06. INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims arising from Landlord's use of the Common Areas, or from the conduct of Landlord's business or from any activity, work, or things done, permitted or suffered by Landlord in or about the Common Areas or elsewhere and shall further indemnify, defend and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any negligence of the Landlord or any of Landlord's sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Landlord upon notice from Tenant, shall defend the same at Landlord's expense by counsel satisfactory to Landlord.

SECTION 8.07. MUTUAL WAIVER OF SUBROGATION. Nothing in this Lease shall be construed so as to authorize or permit any insurer of Landlord or Tenant to be subrogated to any right of Landlord or Tenant against the other party arising under this Lease. Landlord and Tenant each hereby release the other to the extent of any perils to be insured against by either of the parties under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of their respective insurance coverage for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of either party or persons for whose acts or negligence the other party is responsible. All insurance policies to be provided under this
Article VIII by either Landlord or Tenant shall contain a provision that they are not invalidated by the foregoing waiver. Such waiver shall, however, cease to be effective if the existence thereof precludes either Landlord or Tenant from obtaining any such policy.

ARTICLE IX

DAMAGE OR DESTRUCTION

In the event (i) the Premises are damaged by fire, explosion or other casualty insured under Landlord's fire and extended coverage insurance policy (an 'Insured Casualty') to the extent of eighty percent (80%) or more of the insurable value thereof immediately preceding the casualty, (ii) the building of which the Premises are a part is damaged by an Insured Casualty to the extent of eighty percent (80%) or more of the insurable value thereof immediately preceding the casualty, or (iii) the Premises are damaged by a casualty or occurrence other than Insured Casualty, or (iv) the Premises are damaged by a casualty or occurrence and Landlord's mortgagee does not authorize the disbursement of insurance proceeds to repair or replace the same, Landlord may terminate this Lease by giving Tenant written notice of termination within sixty
(60) days after the happening of the event causing the damage. In the event the damage is not extensive enough to give rise to Landlord's option to terminate this Lease or Landlord does not elect to terminate this Lease, Landlord shah promptly repair and replace the roof, exterior walls (excluding store front), foundation and any other improvements furnished as a part of Landlord's Work or existing on the date that Tenant was entitled to access to the Premises pursuant to Section 1.02, to the condition existing immediately preceding such fire, explosion or other casualty. Upon completion of such repairs and replacements by Landlord, Tenant shall promptly repair or replace all portions of the Premises not repaired or replaced by Landlord and repair or replace all furniture, fixtures and equipment to the condition existing immediately preceding such fire, explosion or other casualty. All work by Tenant shall comply with the requirements and limitations contained in the Exhibit. During any period of reconstruction or repair of the Premises, Tenant shall operate its business in the Premises to the extent practicable. Rent or other sums payable under this Lease shall not be reduced or abated during the period of such repair and restoration (except to the extent of any rent insurance proceeds actually received by Landlord therefor) even if the Premises are not tenantable.

ARTICLE X

CONDENNATION

SECTION 10.01. TAKING OF WHOLE. In the event (i) the whole of the Premises shall be taken or condemned for a public or quasipublic use or purpose by a competent authority, or (ii) such a portion of the Premises shall be taken so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages payable as compensation for the fee estate in the Premises (the 'Award') shall be paid to and be the sole property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the Award to be paid to Landlord. Tenant shall continue to pay rent and other charges hereunder until the Lease is terminated.

SECTION 10.02. PARTIAL TAKING. In the event only a part of the Premises or Complex is taken or condemned but the Premises or the part remaining can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall not terminate and Landlord shall repair and restore the Premises provided the cost and expense of such repair and restoration does not exceed the amount of the Award. If the cost of such repair and restoration exceeds the amount of the Award, Landlord may terminate this Lease by giving Tenant written notice of termination to Tenant within sixty (60) days of the delivery of possession to the condemning authority. If Landlord is obligated to repair and restore the Premises as herein provided, there shall be no abatement or reduction in any rental because of such taking or condemnation.

ARTICLE XI

DEFAULTS; REMEDIES

SECTION 11.01. DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) Abandonment. The abandonment of the Premises or the cessation of business by Tenant.

(b) Failure to Pay. The failure of Tenant to make any payment of rent or any other payment required to be made by Tenant under this Lease, when due, and such failure shall continue for a period of five (5) days.

(c) Failure to Observe Other Covenants. The failure by Tenant to repair any waste or to observe or perform any of the terms, covenants or conditions of this

Lease to be observed or performed by Tenant where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (or without notice where (i) a violation of Section 13.01 or Section
13.17 has occurred; (ii) as a result of Tenant's failure to observe any term, covenant or condition of this Lease, Landlord has delivered three (3) or more notices of default under this subsection (c) within a single twelve (12)-month period; (iii) an emergency or a hazardous condition exists or a fine, penalty, interest or cost may otherwise be imposed or incurred). Except as otherwise provided herein, in the event of a breach of a term, covenant or condition of this Lease which requires more than the payment of money to cure and which cannot because of the nature of such default be cured within said twenty (20) days, then Tenant is deemed to be complying with said notice if, promptly upon receipt of such notice, Tenant immediately takes steps to cure the default as soon as reasonably possible and proceeds thereafter continuously with due diligence to cure the default within a period of time which, under all prevailing circumstances, shall be reasonable. Failure to send a notice shall not be construed as a waiver of such breach or as to any subsequent breach.

(d) Insolvency. (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty
(60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

SECTION 11.02. LANIDLORD'S REMEDIES. If any default by Tenant shall continue uncured following notice of default, if any, as required by this Lease, for a period applicable to the default under the applicable provision of this Lease, Landlord has the following remedies, in addition to all other rights and remedies provided by law or equity, to which Landlord may resort cumulatively or in the alternative.

(a) Termination of Lease. Landlord may at Landlord's election terminate this Lease by giving Tenant notice of termination. On the giving of the notice, all further obligations of Landlord under this Lease shall terminate, Tenant shall surrender and vacate the Premises in a broom clean condition, and Landlord may reenter and take possession of the Premises and eject all parties in possession or eject some and not others or eject none. Termination under this paragraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant. Should Tenant abandon the Premises and Landlord elect to reenter as herein provided, or if Tenant's right to possession is terminated by Landlord because of a breach of the Lease by Tenant, this Lease shall, at landlord's written election, terminate and Landlord shall be entitled to recover from the Tenant (i) unpaid rent which has been earned at the time of termination, and
(ii) as liquidated damages and not as a penalty a sum of money equal to the rent and rental loss to be paid by Tenant to Landlord for the remainder of the term of this Lease.

(b) Termination of Possession. Landlord may at Landlord's election terminate Tenant's right to possession only, without terminating the Lease, following a breach of the Lease by Tenant. Upon termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately and possession thereof to Landlord, and Tenant hereby grants to Landlord the immediate right to enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof with or without process of law, and to repossess the Premises as Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, without such entry and possession terminating the Lease or releasing Tenant from Tenant's obligation to pay the rent and to fulfill all other of Tenant's obligations under this lease for the full term of this Lease. Landlord shall be entitled to recover from Tenant (i) unpaid rent which has been earned at the time of termination, and (ii) as liquidated damages and not as a penalty a sum of money equal to the rent and rental loss to be paid by Tenant to Landlord for the remainder of the term of this Lease. Notwithstanding any remedial action taken hereunder by Landlord short of termination, including reletting the Premises to a substitute Tenant, Landlord may at any time thereafter elect to terminate this Lease for any previous default.

(c) Storage. , Landlord may at Landlord's election store Tenant's personal property and trade fixtures for the account and at the cost of Tenant.

(d) Reletting of Premises. Landlord may, but shall be under no obligation to, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises as a part of a larger area, the right to change the character or use of the Premises and the right to restrict prospective tenants to those whose business is compatible with the nature and character of the Complex). For the purpose of such reletting, Landlord may decorate or may make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations and additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not limited to, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the term of this Lease, Tenant shall pay to Landlord promptly any deficiency, and Tenant agrees that Landlord may file suit to recover any sum falling due under the terms of this paragraph from time to time.

SECTION 11.03. LANDLORD MAY PERFORM. Landlord shall have the right at any time, after ten (10) days notice to Tenant (or without notice in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys' fees. Nothing herein shall obligate Landlord to make any payment or perform any act required of the Tenant, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant as Additional Rent.

ARTICLE XII

ASSIGNMENT AND SUBLEITING

SECTION 12.01. ASSIGNMENT BY TENANT. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, lease, sublet, grant license or rights to a concessionaire or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without Landlord's prior written consent, nor may ownership of any general partnership interest, or of more than fifty percent (50 %) of the limited partnership interests in Tenant (if Tenant is a partnership) or of Tenant's corporate stock (if Tenant is a corporation) be transferred without Landlord's prior written consent, provided, however, that the restrictions on transfer of ownership interests in Tenant set forth herein shall not apply to transfers resulting from death. Any attempted assignment, transfer, mortgage, use, lease, occupancy, encumbrance or subletting without such consent shall be void and shall constitute a default under this Lease.

SECTION 12.02. NO RELEASE OF TENANT. Notwithstanding anything to the contrary contained in this Lease, and regardless of Landlord's consent, no such assignment, encumbrance, subletting, transfer, lease or other permission for the use or occupancy of all or any part of the Premises shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant under this Lease, and Tenant and each respective assignor hereby waives notice of default in the payment and performance by the tenant in possession of the rents, covenants and conditions of this Lease. Tenant and each such assignor further agree that Landlord may deal with the tenant in possession without notice to, and without the consent of, Tenant or any such assignor, and any and all extensions of time, modifications, or waivers shall be deemed to be made with the consent of Tenant and any such assignor. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment.

ARTICLE XIII

GENERAL PROVISIONS

SECTION 13.01. ESTOPPEL CERTIFICATE.

(a) Tenant shall at any time, upon not less than ten (10) days after the giving of written notice by Landlord, execute, acknowledge and deliver to Landlord or to such person designated by Landlord, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, nor any offsets, counterclaims or defenses to the Lease on the part of Tenant, or specifying such defaults if any are claimed, and (iii) certifying as to any other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) If Landlord desires to sell or finance or refinance the Complex, or any part thereof, Tenant shall deliver to any purchaser and/or lender designated by Landlord such financial information concerning Tenant as may be reasonably required by such purchaser and/or lender. Such statements shall include, but shall not be limited to, the past three (3) years' financial statements of

Tenant. All such financial information shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

SECTION 13.02. LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises, it being expressly acknowledged by the parties hereto that none of the terms or conditions to be performed or observed by Landlord under this Lease are personal to the party originally named "Landlord" hereunder. In the event of any transfer of such title or interest, Landlord shall be released from all liability as respects Landlord's obligations thereafter to be performed, provided that any funds held by Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee.

SECTION 13.03. SEVERABILITY. The invalidity of any provision of this Lease, or of its application to any person or circumstance as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 13.04. TIME OF ESSENCE. Time is of the essence.

SECTION 13.05. CAPTIONS. Article, section and paragraph captions are not a part of this Lease.

SECTION 13.06. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attached Exhibits set forth all the agreements, terms, covenants and conditions between Landlord and Tenant concerning the Premises and there are no agreements, terms covenants or conditions, oral or written, between them other than those herein contained. No amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

SECTION 13.07. TENANT'S REMEDIES. If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, and Landlord shall not be personally liable for any deficiency.

SECTION 13.08. ATTORNMENT OF TENANT. Tenant shall in the event of the sale, assignment, or other transfer of Landlord's interest in the Premises or in this Lease, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the transferee and recognize such transferee as Landlord under this Lease.

SECTION 13.09 DELINQUENT RENT TO BEAR INTEREST. Any rent whether Minimum, Additional, or such other sums, if any, required to be paid by Tenant pursuant to the terms of this Lease which are not paid when due shall bear interest at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less, from the date due until paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease.

SECTION 13.10. NOTICES. All notices and demands hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, and shall be deemed given if (a) hand delivered; (b) sent by Express Mail or a national commercial courier service (e.g., Airborne Express, United Parcel Service or Federal Express) for next day delivery, to be confirmed in writing by said courier or service, or (c) when deposited in the United States Mail with sufficient postage prepaid thereon to carry it to its addressed destination; and when addressed as follows:

LANDLORD: Welton Family Limited Partnership
          c/o Welton Enterprises, Inc., General Partner
          567 D'Onofrio Drive, Suite 210
          P.O. Box 44580
          Madison, WI 53744-4580

COPY TO:  Jesse S. Ishikawa
          Reinhart, Boemer, Van Deuren,
          Norris & Rieselbach, S.C.
          P.O. Box 2020
          Madison, WI 53701-2020

TENANT:   David Walker
          DCH Technology, Inc.
          27811 Avenue Hopkins, Suite 6
          Valencia CA 91355

COPY TO:

The above names and addresses may be changed at any time or from time to time by notice as above provided.

SECTION 13.11. WAIVERS. No waiver by Landlord of any provision of this lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not constitute a waiver of any breach by Tenant even if Landlord knows of such breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than the rent then due shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 13.12. RECORDING. Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

SECTION 13.13. HOLDING OVER. In case of holding over by the Tenant after expiration of termination of this Lease, the Tenant will pay as liquidated damages double rent for the entire holdover period. No holding over by the Tenant after the term of this lease, either with or without consent and acquiescence of the Landlord, shall thereafter constitute this Lease a lease from month to month.

SECTION 13.14. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

SECTION 13.15. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

SECTION 13.16. BINDING EFFECT; CHOICE OF LAW. This Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by and be construed and interpreted in accordance with the laws of the State of Wisconsin.

SECTION 13.17. SUBORDINATION. This Lease shall be subject and subordinate to all mortgages which may now or hereafter affect Landlord's interest in the Premises, whether such mortgages cover only the Premises or by blanket mortgage cover other premises in addition to the Premises, and to any renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by the mortgages. Tenant shall, within ten (10) days after the giving of written notice by Landlord, execute, acknowledge and deliver to Landlord any certificate that Landlord may request to confirm such subordination. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under any mortgage, or any transferee who acquires Landlord's interest in the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers and transferees, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in this Lease.

SECTION 13.18. ATTORNEY'S FEES. If either party brings an action to enforce the terms of or declare rights under this Lease, the prevailing party in any such action shall be entitled to recover reasonable costs, attorneys' fees and expenses.

SECTION 13.19. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

SECTION 13.20. MORTGAGE FINANCING. In the event Landlord desires to obtain mortgage financing and Landlord's mortgagee or mortgagees request certain mortgage modifications or amendments to this Lease, then Tenant, on demand, agrees to execute such modifications or amendments as required. Notwithstanding the foregoing, Tenant shall not be required to execute any modifications or amendments to this Lease which shall modify the provisions of this Lease relating to the amount of rent or other charges to be paid by Tenant, the size of the Premises, the duration of the term of this Lease, or otherwise subject Tenant to additional cost or expense. Tenant agrees to cooperate with Landlord's efforts in obtaining said mortgage financing.

SECTION 13.21. EXPANSION OF COMPLEX. Tenant acknowledges and agrees that the Complex may, from time to time, be expanded to include additional land, buildings and improvements. The term 'Complex', as used in this Lease, refers to the Complex and any such expansion or enlargement thereof.

IN WITNESS WHEREOF, Tenant and Landlord have executed this instrument as of the date set forth above.

TENANT                   LANDLORD

DCH TECHNOLOGY, INC.     WELTON FAMILY LIMITED PARTNERSIHP
                         By: WELTON ENTERPRISES, INC., General Partner

By: /s/ DAVID A. WALKER  By: /s/ KEVIN D. WELTON
Name: David A. Walker    Name: Kevin D. Welton, Vice President
Title: President

EXMBIT A

[Landlord's Work]

1)       Prep, patch and paint all wars in office area.

2)       Replace air filter and thermostat in HVAC unit.

3) Repair all exit sign lighting, install lighting fixtures to existing track.

4)       Clean all carpets in office area.

5)       Re-key locksets and provide keys to premises.

Exclusions:    Telephone system installation and wiring, security system
installation and wiring, computer system installation and wiring and business machine hook-up.

EXHIBIT B

[Tenant's Work]

All work other than as described on Exhibit A.

EXHIBIT C

Floor plan of premises